UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2025

RELIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16100 N. 71st Street, Suite 400

Scottsdale, AZ 85254

(Address of principal executive offices)

(480) 564-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	RS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 21, 2025, Reliance, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) via live webcast. At the Annual Meeting, 47,383,352 shares were represented in person or by proxy, or 89.59% of the total shares outstanding as of the record date for the Annual Meeting.

(b)	The Company’s stockholders voted on the matters set forth below:

(1)	Each of the nominees for election to the Company’s Board of Directors (the “Board”) were elected to hold office until the Company’s next Annual Meeting of Stockholders, based upon the following votes:

Nominee for director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Lisa L. Baldwin	42,075,929	2,052,888	41,171	3,213,364
Karen W. Colonias	43,041,391	1,087,443	41,154	3,213,364
Frank J. Dellaquila	43,680,585	460,279	29,124	3,213,364
James K. Kamsickas	43,762,921	369,145	37,922	3,213,364
Karla R. Lewis	43,831,646	298,436	39,906	3,213,364
Rpbert A. McEvoy	41,994,418	2,146,512	29,058	3,213,364
David W. Seeger	35,891,722	8,248,956	29,310	3,213,364
Douglas W. Stotlar	41,851,400	2,289,312	29,276	3,213,364

(2)	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

The vote was 41,834,604 for; 2,270,934 against; and 64,450 abstentions. There were 3,213,364 broker non-votes.

(3)	The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year was approved based upon the following votes:

The vote was 46,845,533 for; 510,088 against; and 27,731 abstentions. There were no broker non-votes.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE, INC.

Dated: May 27, 2025	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary

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